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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 15, 2001

CERIDIAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-1969 (Commission File Number)	52-0278528 (I.R.S. Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota 55425
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (952) 853-8100

Item 5.	Other Events and Regulation FD Disclosure.

    On February 15, 2001, we issued a press release reporting that the Board of Directors had set the record date and distribution date for the Arbitron reverse spin-off and that a one-for-five reverse stock split of Arbitron stock will occur after the spin-off. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
	c.	Exhibits
99.1 Ceridian Corporation News Release dated February 15, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION
/s/ GARY M. NELSON Gary M. Nelson Vice President, General Counsel and Secretary
Dated: February 15, 2001

INDEX TO EXHIBITS

Exhibit No.	Item	Method of Filing
99.1	Ceridian Corporation News Release dated February 15, 2001.	Filed electronically

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SIGNATURES
INDEX TO EXHIBITS